UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36353	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2014, Perrigo Company plc (the “Company”) entered into (i) an Amendment (the “Revolving Credit Agreement Amendment”) of its Revolving Credit Agreement, dated September 6, 2013 (the “Revolving Credit Agreement”), among Perrigo Company plc (the “Company”), as borrower, the financial institutions listed on the signature pages thereof, Barclays Bank PLC (“Barclays”), as administrative agent for the lenders and HSBC Bank USA, N.A. (“HSBC”), as syndication agent for the lenders and other agents party thereto and (ii) an Amendment (the “Term Loan Credit Agreement Amendment” and, together with the Revolving Credit Agreement Amendment, the “Amendments”) to its Term Loan Credit Agreement, dated September 6, 2013 (the “Term Loan Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, as borrower, the financial institutions listed on the signature pages thereof, Barclays, as administrative agent for the lenders and HSBC, as syndication agent for the lenders and other agents party thereto.

The Amendments amended the Credit Agreements to, among other things, (i) release the guarantors of their guarantees under the Credit Agreements and waive any applicable requirements to maintain the guarantees under the Credit Agreements and (ii) permit the incurrence of new senior indebtedness in connection with the Company’s prospective acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”), including to exclude the effect of such new senior indebtedness from the calculation of the financial covenants, in each case, so long as the proceeds of such new senior indebtedness is held in a segregated account and remain unused pending the consummation of the Acquisition.

The Amendments were subject to various conditions including the substantially contemporaneous release of the guarantors from their guarantees of the Company’s existing senior notes and contain various representations and warranties, including no default or event of default under the Loan Documents (as defined in the Credit Agreements) and bring-downs of the representations and warranties made by the Loan Parties (as defined in the Credit Agreements) in the Loan Documents.

The foregoing description of the Amendments and the transactions contemplated thereby does not propose to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement Amendment and the Term Loan Credit Agreement Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

For fiscal 2016, the Company expects accretion from the Acquisition of $0.30 to $0.50 per diluted share.

The foregoing financial projection is a “forward looking statement” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The financial projection reflects numerous estimates and assumptions with respect to industry performance and general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business and Omega’s business and the acquisition transactions, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The inclusion of financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. The financial projection included above was prepared by, and is the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projection included in this Form 8-K is made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise this information, whether as a result of new information, future events or otherwise.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment to the Revolving Credit Agreement by and among the Company, Barclays Bank PLC, HSBC Bank USA, N.A., and the other lenders party thereto, dated as of November 19, 2014.

Exhibit 10.2	Amendment to the Term Loan Credit Agreement by and among the Company, Barclays Bank PLC, HSBC Bank USA, N.A., and the other lenders party thereto, dated as of November 19, 2014.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

Dated: November 20, 2014	By:	/s/ Judy L. Brown
Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)